UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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TEAM, INC.

 (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EMAIL TEXT [TO INSTITUTIONAL HOLDERS]

Dear ___________,

We wanted to let you know that our proxy was filed recently with the SEC and is in the process of being mailed to shareholders. Our annual shareholders’ meeting will be Thursday, September 28, 2006.

A significant matter to be voted on this year is the approval of a consolidation of Team’s employee equity plans, which includes an increase in the number of authorized shares under the plan of 750,000 shares (9% of outstanding shares). This is a very important management initiative that needs your support.

Attached is a summary of the proposal along with management’s rationale for your consideration. Obviously, this summary is not a substitute for reading the proxy itself, but we hope that it concisely captures the essence and importance of this proposal. I will be contacting you in the next week to answer any questions you may have.

Thanking you in advance for your support,

Phil Hawk, Chairman and CEO

Team Stock Plan Summary
Team, Inc. Proposal for Annual Shareholder Meeting, September 28, 2006

Summary of Stock Plan Proposal (requires Shareholder approval):

•	Consolidates all existing employee plans into single omnibus plan
•	Greater flexibility by expanding range of equity instruments available to Compensation Committee (current primary plan is oriented to ISO stock options)
•	Expand authorized shares available to be issued by 750,000 or 8.6% of outstanding

Compensation Committee Intentions Relative to Stock Option Plan Administration

•	Shift emphasis to non-qualified options (with better tax features for the Company under 123(R))
•	Add other features to stock option awards (e.g. “bad-boy” provision, non-compete provision)
•	Maintain average annual “burn rate” at or below 3% level for all employee options including future requirements under CEO employment agreement
•	No repricing of existing options

Key Rationale for Plan and Plan Changes

•	Stock options represent sole long-term compensation plan available to Team managers (no pension plan, no SERPs, no deferred compensation plans, limited perquisites).
•	Approximately 110 managers currently participate in plan. Top 25 managers receive options annually.
•	Equity aligns manager incentives with those of shareholders (long term share price appreciation).
•	The strong historical performance of the Company merits continued support of existing compensation programs including the use of equity plans.
o	Average annual return to shareholders over past seven years = 35+%
o	Average annual growth in fully diluted EPS over past seven years = 50+%
•	3% target annual ”burn rate” reflects comparable policies with historical levels and is within ISS guidelines for our business segment
o	Employee options in last three years (approximately 1 million shares - 4.0%) reflect doubling size of the Company via acquisition with initial grants to large number of new managers.
o	ISS maximum “general” guideline for the Russell 3000 in the Commercial Services and Supplies sector is 4.33%